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                                                                      EXHIBIT 21

                         QUINTILES TRANSNATIONAL CORP.
                            SCHEDULE OF SUBSIDIARIES


Name                                                                Jurisdiction of Organization
----                                                                ----------------------------
Quintiles, Inc.(1)                                                  North Carolina
Quintiles (UK) Limited                                              United Kingdom
Quintiles Pacific, Inc.(1)(2)                                       North Carolina
Quintiles Ireland Limited                                           Ireland
Quintiles GmbH                                                      Germany
Quintiles Laboratories Limited                                      North Carolina
Quintiles S.A.                                                      France
Quintiles (UK) Holdings Limited                                     United Kingdom
Toxicol Laboratories Limited                                        United Kingdom
Histological Services Limited                                       United Kingdom
Quintiles Australia Pty. Limited                                    Australia
Quintiles Asia, Inc.                                                North Carolina
Quintiles Ireland (Finance) Limited                                 Ireland
Quintiles S.r.l.                                                    Italy
Quintiles Scotland Limited                                          United Kingdom
Quintiles East Asia Pte. Limited                                    Singapore
Quintiles Latin America, Inc.(1)                                    North Carolina
Quintiles Canada, Inc.(1)                                           Canada
International Clinical Research Limited                             United Kingdom
G.D.R.U. Limited                                                    United Kingdom
PMC Contract Research AB                                            Sweden
Benefit, Inc.                                                       North Carolina
Benefit Holding, Inc.                                               North Carolina
Benefit Transnational Holding Corp.                                 North Carolina
Benefit Canada Medico-Economic Studies, Inc.                        Canada
Benefit Deutschland Gmbh                                            Germany
Benefit Research Italia                                             Italy
Benefit B.V.                                                        The Netherlands
Quintiles Holding SNC                                               France
Benefit International SNC                                           France
Innovex Merger Corp.                                                [North Carolina][United Kingdom]
Innovex (UK) Merger Limited                                         United Kingdom
Innovex Limited                                                     United Kingdom
Innovex Holdings Limited                                            United Kingdom
Innovex (UK) Ltd.                                                   United Kingdom
Innovex Medical Products Ltd.                                       United Kingdom
Novex Pharma Ltd.                                                   United Kingdom
Ethical Contact Ltd.                                                United Kingdom
Innovex Overseas Holdings Ltd.                                      United Kingdom
Innovex (North America) Inc.                                        [United States]
Innovex (Benelux) BV                                                Holland

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
Innovex Nordic AB                                                   Sweden
Innovex S.r.l.                                                      Italy
Innovex SARL                                                        France
Penderwood Limited                                                  England
Eminent Innovex International                                       Spain
Innovex GmbH                                                        Germany
Innovex (Biodesign) GmbH                                            Germany
The Clinical Research Foundation (UK) Ltd.                          England
Innovex (DCCG) Holdings Pty. Limited                                Australia
BRI Quality Regulatory Alliance, Inc.                               Virginia
BRI International Limited                                           England
BRI International S.A.R.L.                                          France
BRI International Holdings N.V.                                     Belgium
BRI International N.V.                                              Belgium
Health Care Research U.K. Limited                                   England
Health Care Research A.G.                                           Sweden
Medical Technology Consultants - BRI International Limited          England
MTCE France S.A.R.L.                                                France
AR-MED Limited                                                      England
The Lewin Group, Inc.                                               North Carolina
Debra Chapman Consulting Group Pty. Limited                         Australia
Medical Alliances Pty. Limited                                      Australia
Alchemy Pharmaceutical Pty. Limited                                 Australia
PharmaBio Development, Inc.                                         North Carolina
Synapse Pharmaceuticals Pty. Limited                                Australia


(1) Quintiles, Inc., Quintiles Pacific, Inc., Quintiles Latin America, Inc. and Quintiles Canada, Inc. sometimes are referred to collectively for internal and marketing purposes as "Quintiles Americas".

(2) Effective January 1, 1996, the Company's wholly-owned subsidiaries International Clinical Research Corporation, a California corporation, and Quintiles Pacific, Inc., a North Carolina corporation, merged into the Company's wholly-owned subsidiary San Diego Clinical Research Associates, Inc., a North Carolina corporation, which changed its corporate name to "Quintiles Pacific, Inc."

(3) Quintiles Scotland Limited and Quintiles England Limited sometimes are referred to collectively for internal and marketing purposes as "Quintiles Preclinical Services".